Exhibit 99.1
Bright Horizons Family Solutions® Reports Fourth Quarter and Full Year 2016 Financial Results

WATERTOWN, MA, February 9, 2017 /Marketwired/ — Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and family life, today announced financial results for the fourth quarter and full year of 2016 and provided guidance for the full year of 2017.

Fourth Quarter 2016 Highlights (compared to fourth quarter 2015):

•	Revenue increased 7% to $399 million

•	Income from operations increased 6% to $47 million

•	Net income decreased 28% to $17 million and diluted earnings per common share decreased 28% to $0.28

Non-GAAP measures

•	Adjusted income from operations* increased 9% to $49 million

•	Adjusted EBITDA* increased 12% to $76 million

•	Adjusted net income* increased 17% to $33 million and diluted adjusted earnings per common share* increased 19% to $0.56

Year Ended December 31, 2016 Highlights (compared to year ended December 31, 2015):

•	Revenue increased 8% to $1.6 billion

•	Income from operations increased 9% to $197 million

•	Net income increased 1% to $95 million and diluted earnings per common share increased 3% to $1.55

Non-GAAP measures

•	Adjusted income from operations* increased 10% to $200 million

•	Adjusted EBITDA* increased 10% to $299 million

•	Adjusted net income* increased 13% to $131 million and diluted adjusted earnings per common share* increased 17% to $2.16

“We are pleased to report strong financial results for the fourth quarter and the full year of 2016,” said David Lissy, Chief Executive Officer.  “Recent studies have shown that more and more young workers say that choosing the right employer is a key part of family planning. At Bright Horizons, we are leading the way in providing our employer clients and the working families that we serve across the world with the critical supports they need to successfully integrate work and life, and maximize their productivity.”

“Our solid financial results in 2016 reflects the continued investments that we have made in the people and systems needed to strengthen our position as the leading provider in our field. Our deep commitment and long history of delivering high quality care, education and service allows us to grow and thrive as we engage employees through critical life stages in our broad suite of solutions. We are well positioned to continue to deliver on our growth plan in 2017,” added Lissy.

Fourth Quarter 2016 Results
Revenue increased $26.9 million, or 7%, in the fourth quarter of 2016 from the fourth quarter of 2015 on contributions from new and ramping full service child care centers, average price increases of 3-4%, and expanded sales of back-up dependent care and educational advisory services.

Income from operations was $47.3 million for the fourth quarter of 2016 compared to $44.9 million in the same 2015 period, an increase of 6%, primarily due to an increase in gross profit, partially offset by increases in selling, general and administrative expenses including fees incurred to complete the refinancing of our debt in November 2016. The increase in gross profit and income from operations reflects operating leverage from enrollment gains in mature and ramping centers, contributions from new child care centers, new clients in the back-up dependent care and educational advisory services that have been added since the fourth quarter of 2015, and strong cost management. These contributions are partially offset by the costs during the ramp-up of certain new lease/consortium centers opened during 2015 and 2016, and ongoing investments in systems and personnel to support the delivery of our services. Net income was $17.1 million for the fourth quarter of 2016 compared to net income of $23.9 million in 2015, a decrease of 28.4%, due to the $11.1 million loss on extinguishment of debt related to the November 2016 debt refinancing.  Diluted earnings per common share was $0.28 compared to $0.39 in the fourth quarter of 2015.

In the fourth quarter of 2016, adjusted EBITDA increased $8.3 million, or 12%, to $76.4 million, and adjusted income from operations increased $3.8 million, or 9%, to $49.1 million, from the fourth quarter of 2015, due primarily to the expanded gross profit. Adjusted net income increased by $4.7 million, or 17%, to $33.5 million as compared to the fourth quarter of 2015, on the expanded income from operations. Diluted adjusted earnings per common share increased 19% from $0.47 in the fourth quarter of 2015 to $0.56 in the fourth quarter of 2016.

As of December 31, 2016, the Company operated 1,035 early care and education centers with the capacity to serve 115,000 children and families.

*Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are non-GAAP measures.  Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, straight line rent expense, stock-based compensation expense, expenses related to secondary offerings and debt financing transactions, and expenses associated with completed acquisitions. Adjusted income from operations represents income from operations before expenses related to the completion of secondary offerings and debt financing transactions, and expenses associated with completed acquisitions. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock-based compensation expense, amortization expense, secondary offering expenses, debt financing transaction expenses, expenses associated with completed acquisitions and the income tax provision (benefit) thereon. Diluted adjusted earnings per common share is a non-GAAP measure, calculated using adjusted net income. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in "Presentation of Non-GAAP Measures" and the attached table "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations."

Balance Sheet and Cash Flow
For the year ended December 31, 2016, the Company generated approximately $211.5 million of cash flows from operations compared to $170.1 million in 2015, and invested $302.8 million in fixed assets and acquisitions compared to $155.4 million in 2015. Net cash provided by financing activities totaled $93.8 million in 2016 compared to $90.6 million used in 2015.  In 2016, the Company repurchased a total of 1.7 million shares of common stock for $112.8 million compared to a total of 2.2 million shares of common stock for $128.1 million repurchased in 2015. During the year ended December 31, 2016, the Company's cash and cash equivalents grew $1.3 million to $12.9 million.

2017 Outlook
As described below, the Company is providing certain financial guidance. For the full year 2017, the Company currently expects:

•	Revenue growth in 2017 in the range of 10-12%

•	Net income growth and diluted earnings per common share growth in 2017 in the range of 28-31%

•	Adjusted net income growth and diluted adjusted earnings per common share growth in 2017 in the range of 17-20%

•	Diluted weighted average shares in the range of 61 million to 61.5 million shares

For a reconciliation, refer to the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations.”

Conference Call
Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET.  Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8470, and asking for the Bright Horizons Family Solutions conference call, moderated by Chief Executive Officer David Lissy.  Replays of the entire call will be available through February 23, 2017 at 1-844-512-2921 or, for international callers, at 1-412-317-6671, conference ID #13652937.  The webcast of the conference call, including replays, and a copy of this press release are also available through the Investor Relations section of the Company's web site, www.brighthorizons.com.

Forward-Looking Statements
This press release includes statements that express the Company's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements." The Company's actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms "believes," "expects," "may," "will," "should," "seeks," "projects," "approximately," "intends," "plans," "estimates" or "anticipates," or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company's intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, the industries in which we and our partners operate, our service offerings, and our 2017 financial guidance. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; our indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; our ability to implement our growth strategies successfully; and other risks and uncertainties more fully described in the "Risk Factors" section of our Annual Report on Form 10-K filed February 29, 2016, and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

Presentation of Non-GAAP Measures
In addition to the results provided in accordance with U.S. generally accepted accounting principles ("GAAP") throughout this press release, the Company has provided non-GAAP measurements - adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share - which present operating results on a basis adjusted for certain items.  The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally, and in connection with determining incentive compensation for Company management, including executive officers.  Adjusted EBITDA is also used in connection with the determination of certain ratio requirements under our credit agreement. We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures.  Adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per common share are reconciled from the respective measures under GAAP in the attached table "Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations."

Guidance for non-GAAP financial measures excludes stock-based compensation, amortization of intangible assets, expenses related to the completion of secondary offerings and debt financing transactions, and expenses associated with completed acquisitions as well as tax effects associated with these items. The adjustments to net income and diluted earnings per common share in future periods are generally expected to be similar to the types of charges and costs excluded from adjusted net income and adjusted diluted earnings per common share in prior quarters. The exclusion of these charges and costs in future periods will have an impact on the Company’s adjusted net income and adjusted diluted earnings per common share. The Company does not include potential expenses related to the completion of future secondary offerings and debt financing transactions, or expenses associated with completed acquisitions and the tax effects associated with these items in either the Company’s non-GAAP financial guidance or in the corresponding GAAP measures because of the inherent difficulty in forecasting and quantifying such expenses due to the uncertainty and variability of the nature and amount of these future charges and costs.

About Bright Horizons Family Solutions® Inc.
Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and family life. The Company provides center-based full service child care, back-up dependent care and educational advisory services to more than 1,100 clients across the United States, the United Kingdom, Ireland, the Netherlands, Canada and India, including 150 FORTUNE 500 companies and more than 80 of Working Mother magazine's 2016 "100 Best Companies for Working Mothers."  Bright Horizons has been recognized 16 times as one of FORTUNE magazine's "100 Best Companies to Work For" and is one of the UK's Best Workplaces as designated by the Great Place to Work® Institute. Bright Horizons is headquartered in Watertown, MA. The Company's web site is located at www.brighthorizons.com.

Contacts:

Investors:
Elizabeth Boland
CFO - Bright Horizons
eboland@brighthorizons.com
617-673-8125

Kevin Doherty
MD - Solebury Communications Group
kdoherty@soleburyir.com
203-428-3233

Media:
Ilene Serpa
VP - Communications - Bright Horizons
iserpa@brighthorizons.com
617-673-8044

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)

	Three Months Ended December 31,
	2016	%	2015	%
Revenue	$398,537	100.0%	$371,596	100.0%
Cost of services	299,321	75.1%	281,693	75.8%
Gross profit	99,216	24.9%	89,903	24.2%
Selling, general and administrative expenses	43,564	10.9%	38,010	10.2%
Amortization of intangible assets	8,304	2.0%	7,011	1.8%
Income from operations	47,348	12.0%	44,882	12.2%
Loss on extinguishment of debt	(11,117)	(2.8)%	—	—%
Interest expense—net	(11,434)	(3.0)%	(10,732)	(3.0)%
Income before income taxes	24,797	6.2%	34,150	9.2%
Income tax expense	(7,677)	(1.9)%	(10,232)	(2.8)%
Net income	$17,120	4.3%	$23,918	6.4%
Earnings per common share:
Common stock—basic	$0.29		$0.40
Common stock—diluted	$0.28		$0.39
Weighted average number of common shares outstanding:
Common stock—basic	58,936,701		60,005,507
Common stock—diluted	60,168,025		61,548,783

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)

	Years Ended December 31,
	2016	%	2015	%
Revenue	$1,569,841	100.0%	$1,458,445	100.0%
Cost of services	1,178,994	75.1%	1,100,690	75.5%
Gross profit	390,847	24.9%	357,755	24.5%
Selling, general and administrative expenses	163,967	10.4%	148,164	10.2%
Amortization of intangible assets	29,642	1.9%	27,989	1.9%
Income from operations	197,238	12.6%	181,602	12.4%
Loss on extinguishment of debt	(11,117)	(0.7)%	—	—%
Interest expense—net	(42,924)	(2.7)%	(41,446)	(2.8)%
Income before income taxes	143,197	9.2%	140,156	9.6%
Income tax expense	(48,437)	(3.1)%	(46,229)	(3.2)%
Net income	$94,760	6.1%	$93,927	6.4%
Earnings per share:
Common stock—basic	$1.59		$1.53
Common stock—diluted	$1.55		$1.50
Weighted average number of common shares outstanding:
Common stock—basic	59,229,069		60,835,574
Common stock—diluted	60,594,895		62,360,778

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$12,856	$11,539
Accounts receivable—net	97,212	97,295
Prepaid expenses and other current assets	49,985	43,879
Total current assets	160,053	152,713
Fixed assets—net	529,432	429,736
Goodwill	1,271,366	1,147,809
Other intangibles—net	374,566	389,331
Other assets	32,915	30,952
Total assets	$2,368,332	$2,150,541
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$10,750	$9,550
Borrowings on revolving line of credit	76,000	24,000
Accounts payable and accrued expenses	127,284	114,776
Deferred revenue and other current liabilities	182,861	157,017
Total current liabilities	396,895	305,343
Long-term debt—net	1,054,009	905,661
Deferred income taxes	111,711	113,100
Other long-term liabilities	117,850	98,829
Total liabilities	1,680,465	1,422,933
Total stockholders’ equity	687,867	727,608
Total liabilities and stockholders’ equity	$2,368,332	$2,150,541

BRIGHT HORIZONS FAMILY SOLUTIONS INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Years Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$94,760	$93,927
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,284	78,666
Loss on extinguishment of debt	11,117	—
Stock-based compensation	11,646	9,200
Deferred income taxes	(12,121)	(758)
Other non-cash adjustments—net	5,936	6,902
Changes in assets and liabilities:
Accounts receivable	(78)	(13,340)
Prepaid expenses and other current assets	(7,289)	(8,248)
Accounts payable and accrued expenses	4,138	(6,448)
Other—net	18,127	10,155
Net cash provided by operating activities	211,520	170,056
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets—net of disposals	(74,100)	(77,735)
Payments for acquisitions—net of cash acquired	(228,737)	(77.619)
Net cash used in investing activities	(302,837)	(155,354)
CASH FLOWS FROM FINANCING ACTIVITIES:
Line of credit—net	52,000	24,000
Borrowings of long-term debt—net	1,065,610	—
Extinguishment of long-term debt	(922,488)	—
Payments for debt issuance costs	(1,002)	—
Payments of contingent consideration for acquisitions	(914)	—
Principal payments of long-term debt	(7,163)	(9,550)
Purchase of treasury stock	(112,792)	(128,103)
Proceeds from the issuance of common stock upon exercise of options	11,678	9,811
Proceeds from the issuance of restricted stock	3,682	3,864
Taxes paid related to the net share settlement of stock options	(7,747)	—
Tax benefits from stock-based compensation	12,891	9,397
Net cash used in (provided by) financing activities	93,755	(90,581)
Effect of exchange rates on cash and cash equivalents	(1,121)	(468)
Net increase (decrease) in cash and cash equivalents	1,317	(76,347)
Cash and cash equivalents—beginning of period	11,539	87,886
Cash and cash equivalents—end of period	$12,856	$11,539

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

Three months ended December 31, 2016	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Revenue	$330,566	$54,097	$13,874	$398,537
Amortization of intangible assets	7,729	431	144	8,304
Income from operations	28,109	15,879	3,360	47,348
Adjusted income from operations (1)	29,826	15,879	3,360	49,065

Three months ended December 31, 2015
Revenue	$311,735	$47,634	$12,227	$371,596
Amortization of intangible assets	6,687	182	142	7,011
Income from operations	26,137	14,808	3,937	44,882
Adjusted income from operations (2)	26,491	14,808	3,937	45,236

(1)
Adjusted income from operations represents income from operations excluding expenses incurred in connection with secondary offerings, completed acquisitions and costs in connection with the November 2016 amendment to the Credit Agreement.

(2)	Adjusted income from operations represents income from operations excluding expenses incurred in connection with secondary offerings and completed acquisitions.

Year ended December 31, 2016	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Revenue	$1,321,699	$200,106	$48,036	$1,569,841
Amortization of intangibles assets	27,862	1,204	576	29,642
Income from operations	129,693	57,620	9,925	197,238
Adjusted income from operations (1)	132,178	57,620	9,925	199,723

Year ended December 31, 2015
Revenue	$1,236,762	$181,574	$40,109	$1,458,445
Amortization of intangibles assets	26,690	725	574	27,989
Income from operations	115,149	56,891	9,562	181,602
Adjusted income from operations (2)	116,014	56,891	9,562	182,467

(1)
Adjusted income from operations represents income from operations excluding expenses incurred in connection with secondary offerings, completed acquisitions and costs in connection with the January and November 2016 amendments to the Credit Agreement.

(2)	Adjusted income from operations represents income from operations excluding expenses incurred in connection with secondary offerings and completed acquisitions.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015	2016	2015
Net income	$17,120	$23,918	$94,760	$93,927
Interest expense, net	11,434	10,732	42,924	41,446
Income tax expense	7,677	10,232	48,437	46,229
Depreciation	14,890	13,116	55,642	50,677
Amortization of intangible assets (a)	8,304	7,011	29,642	27,989
EBITDA	59,425	65,009	271,405	260,268
Additional adjustments:
Loss on extinguishment of debt (b)	11,117	—	11,117	—
Deferred rent (c)	948	432	2,562	2,736
Stock-based compensation expense	3,170	2,300	11,646	9,200
Expenses related to Credit Agreement amendments, stock offerings, and completed acquisitions (d)	1,717	354	2,485	865
Total adjustments	16,952	3,086	27,810	12,801
Adjusted EBITDA	$76,377	$68,095	$299,215	$273,069
Income from operations	$47,348	$44,882	$197,238	$181,602
Expenses related to Credit Agreement amendments, stock offerings, and completed acquisitions (d)	1,717	354	2,485	865
Adjusted income from operations	$49,065	$45,236	$199,723	$182,467
Net income	$17,120	$23,918	$94,760	$93,927
Income tax expense	7,677	10,232	48,437	46,229
Income before tax	24,797	34,150	143,197	140,156
Stock-based compensation expense	3,170	2,300	11,646	9,200
Amortization of intangible assets (a)	8,304	7,011	29,642	27,989
Loss on extinguishment of debt (b)	11,117	—	11,117	—
Expenses related to Credit Agreement amendments, stock offerings, and completed acquisitions (d)	1,717	354	2,485	865
Adjusted income before tax	49,105	43,815	198,087	178,210
Adjusted income tax expense (e)	(15,650)	(15,109)	(67,350)	(62,819)
Adjusted net income	$33,455	$28,706	$130,737	$115,391
Weighted average number of common shares—diluted	60,168,025	61,548,783	60,594,895	62,360,778
Diluted adjusted earnings per common share	$0.56	$0.47	$2.16	$1.85

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
NON-GAAP RECONCILIATIONS
(In thousands, except share data)
(Unaudited)

	Forward Guidance (g)
	Three Months Ended March 31, 2017		Year Ended December 31, 2017
	Low	High	Low	High
Net income	$26,000	$26,600	$122,000	$124,000
Adjustments:
Stock-based compensation expense	3,000	3,000	13,000	14,000
Amortization of intangible assets (a)	8,000	8,250	32,000	33,000
Tax impact of adjustments (f)	(3,500)	(3,600)	(13,000)	(13,500)
Adjusted net income	$33,500	$34,250	$154,000	$157,500

Diluted earnings per common share	$0.43	$0.44	$1.99	$2.03
Adjustments:
Stock-based compensation expense	0.05	0.05	0.21	0.23
Amortization of intangible assets (a)	0.13	0.13	0.53	0.54
Tax impact of adjustments (f)	(0.06)	(0.06)	(0.21)	(0.22)
Diluted adjusted earnings per common share	$0.55	$0.56	$2.52	$2.58

(a)
Represents amortization of intangible assets, including approximately $4.5 million for each of the three months ended December 31, 2016 and 2015, and approximately $18.1 million and $18.0 million for the years ended December 31, 2016 and 2015, respectively, associated with intangible assets recorded in connection with our going private transaction in May 2008.

(b)	Represents the write-off of unamortized deferred financing costs and original issue discount associated with indebtedness that was repaid in connection with a refinancing.

(c)	Represents rent in excess of cash paid for rent, recognized on a straight line basis over the life of the lease in accordance with Accounting Standards Codification Topic 840, Leases.

(d)	Represents costs incurred in connection with completed acquisitions, secondary offerings of common stock, and the November and January 2016 amendments to the Credit Agreement.

(e)	Represents income tax expense calculated on adjusted income before tax at the effective rate of approximately 34% and 35% in 2016 and 2015, respectively.

(f)	Represents estimated tax effects of the identified adjustments to net income, using the effective rate of approximately 30-32%.

(g)	Forward guidance amounts are estimated based on a number of assumptions and actual results could differ materially from estimates provided herein.